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                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))


                              DIME BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:


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                            [DIME BANCORP, INC LOGO]

June 26, 2000

Dear Fellow Stockholder:

     The July 14, 2000 Annual Meeting of Stockholders is just weeks away. Dime's Board of Directors urges you to vote FOR the reelection of five of your directors by signing, dating and returning the WHITE proxy card in the enclosed postage-paid envelope TODAY.

     Your Board of Directors, together with senior management, is actively engaged in a comprehensive review of all strategic options in order to realize the full value of Dime's franchise for our stockholders. On May 24, 2000, we announced that we were in the preliminary stages of negotiations with parties concerning the possibilities of a strategic transaction and had begun to enter into confidentiality and standstill agreements. That process is continuing.

     However, North Fork Bancorporation's campaign to solicit "withhold authority" votes regarding the reelection of Dime's five director nominees could interfere with your Board's ability to develop superior alternatives for stockholder value. Consider: North Fork has undertaken this expensive and distracting campaign, which they have cloaked in rhetoric about "sending messages," even though our Directors will continue in office. Rather than sending any "messages," your Board of Directors believes that North Fork's actions are actually designed to enrich itself at your expense by pushing its hostile takeover offer, which your Board has already rejected as inadequate and not in the best interests of Dime's stockholders. We also believe that North Fork's futile and wasteful proxy solicitation is an attempt to divert your attention from that fact.

    WE ARE FULLY COMMITTED TO REALIZING THE FULL VALUE OF THE DIME FRANCHISE
                          FOR ALL OF OUR STOCKHOLDERS!

            DO NOT UNDERCUT OUR ABILITY TO GET YOU THE BEST RESULT!

            DO NOT SIGN NORTH FORK'S GOLD PROXY CARD FOR ANY REASON!

     If you have already signed North Fork's gold proxy card, you can easily revoke the card by signing and returning the enclosed WHITE proxy card today. You should NOT return any gold proxy card you receive from North Fork, not even as a protest against North Fork's high-handed tactics.

     Support your Board of Directors' ability to realize the full value of Dime's franchise for all stockholders. Vote FOR the reelection of the five nominees for director. Please sign, date and return the enclosed WHITE proxy card TODAY.

Thank you,

/s/ Lawrence J. Toal

Lawrence J. Toal
Chief Executive Officer
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                            IMPORTANT INSTRUCTIONS:

 If your shares are held in the name of your bank or broker, only they can vote your shares.
   Please return the enclosed WHITE proxy card to your bank or broker in the envelope provided or contact the person responsible for your account and give instructions to vote FOR the reelection of the five nominees for director.

   IF YOU HAVE ANY QUESTIONS OR REQUIRE ANY ASSISTANCE IN VOTING YOUR SHARES,
            PLEASE CONTACT: INNISFREE M&A INCORPORATED, TOLL-FREE AT

                                 1-888-750-5834